UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2012

PS BUSINESS PARKS, INC.
(Exact Name of Registrant as Specified in its Charter)

               California                                                                1-10709                                                           95-4300881
             (State or Other Jurisdiction of             (Commission File Number)               (I.R.S. Employer Identification No.)
            Incorporation)

                701 Western Avenue, Glendale, California                                                                                                                        91201-2397
                 (Address of Principal Executive Offices)                                                                                                      (Zip Code)

(818) 244-8080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) As previously reported, R. Wesley Burns advised PS Business Parks, Inc. that he would not stand for re-election as a director at the 2012 Annual Meeting. Arthur M. Friedman, 76, also will not stand for re-election to the Board at the 2012 Annual Meeting pursuant to the Board’s retirement policy contained in its Corporate Governance Guidelines.

(d) On February 22, 2012, PS Business Parks, Inc. (the “Company”) issued a press release announcing the election by the Board of Directors of the Company of Gary Pruitt and Peter Schultz as members of the Board of Directors of the Company, effective February 20, 2012.  A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Mr. Pruitt, 62, served as Chairman and Chief Executive Officer of Univar N.V. from 2002 until his retirement as Chief Executive Officer in 2010 and as Chairman in 2011. Univar N.V. is a chemical distribution company based in Bellevue, Washington, with distribution centers in the United States, Canada and Europe. Mr. Pruitt is also a trustee of Public Storage and a director of Itron, Inc. and Esterline Technologies Corp.

Mr. Schultz, 64, served as President, Chief Executive Officer and a director of The Beacon Group, Inc. and its affiliates for more than 25 years until his retirement in 2010. Under his leadership, The Beacon Group, Inc., based in Southern California, and its affiliates, engaged in the development and management of more than 3 million square feet of retail, industrial, hospitality and residential projects.

There is no arrangement or understanding pursuant to which either Mr. Pruitt or Mr. Schultz was nominated or elected as a director, and there have been no transactions, either since the beginning of the Company’s last fiscal year or that are currently proposed, regarding Mr. Pruitt or Ms. Schultz that are required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K.

Neither Mr. Pruitt nor Mr. Schultz has been appointed to committees of the Board of Directors at this time.  Both Mr. Pruitt and Mr. Schultz will receive compensation for services on the Board of Directors in the form and amounts payable to all outside members of the Board of Trustees as described in our 2011 proxy statement

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Effective February 20, 2011, the Company's Board of Directors amended Section 2 of Article IV of the PS Business Parks, Inc. Bylaws to read as follows:

          Section 2. Number and Qualification of Directors.  The number of directors of the corporation shall be not less than seven (7) nor more than thirteen (13), the exact number of directors to be fixed from time to time within such range by a duly adopted resolution of the Board of Directors or shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; subject, however, to such additional voting requirement or limitation as is imposed under applicable law in the case of an amendment reducing the number of directors to a number less than five (5).

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

Exhibit 3.1—Bylaw amendment
Exhibit 99.1—Press release dated February 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           February 24, 2012

             PS BUSINESS PARKS, INC.

             By: /s/ Stephanie G. Heim_
             Stephanie G. Heim
             Vice President